UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

LSB INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

EXPLANATORY NOTE

LSB Industries, Inc., a Delaware Corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement (the “Preliminary Proxy Statement”) on April 2, 2024 and a definitive proxy statement (the “Definitive Proxy Statement” and together with the Preliminary Proxy Statement, the “Proxy Statement”) on April 12, 2024. Both were made in connection with the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”) to be held virtually on May 23, 2024 at 8:30 a.m. Central Daylight Time. The Proxy Statement includes, as one of the matters to be considered and voted upon at the Annual Meeting, a proposal for stockholders to approve and adopt the Amended and Restated Section 382 Rights Agreement between the Company and Computershare Trust Company, N.A., a federally charted trust company, as rights agent (the “Rights Agent”), dated as of August 22, 2023 (the “Amended Rights Agreement”). The Amended Rights Agreement was approved by the Company’s Board of Directors on August 16, 2023 and was entered into and became effective on August 22, 2023. In accordance with the terms of the Amended Rights Agreement, the rights issued thereunder will expire if the proposal for stockholders to approve and adopt the Amended Rights Agreement is not passed by the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting.

On April 3, 2024, a stockholder plaintiff, on behalf of all public stockholders, filed a putative class action complaint in the Court of Chancery of the State of Delaware, captioned Witmer v. Golsen, et al., C.A. No. 2024-0351, against us and our Board of Directors. That litigation concerns, among other things, the sufficiency of the disclosures contained in the Proxy Statement related to the proposal for stockholders to approve and adopt the Amended Rights Agreement. The putative plaintiff class seeks to enjoin the use of any proxies to approve and adopt the Amended Rights Agreement, to permanently enjoin the Amended Rights Agreement, and to collect certain fees and expenses. The litigation is bifurcated such that the court is scheduled to first hold a preliminary injunction hearing, currently set for May 9, 2024, regarding the Proxy Statement disclosure. Thereafter, a trial on the merits is expected to be scheduled for the fall of 2024.

While the Company believes that the disclosure set forth in the Proxy Statement complies fully with applicable law, the Company has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth below.

Supplemental Disclosure to Proxy Statement

The following information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All page references are to pages in the Definitive Proxy Statement, and capitalized terms used below, unless otherwise defined, have the respective meanings set forth in the Definitive Proxy Statement or the Amended Rights Agreement, as applicable, and all references to the Amended Rights Agreement shall, unless the context otherwise requires, refer to the Amended Rights Agreement as amended by the First Amendment thereto dated May 2, 2024.

Proposal 2 – Approval of the Amended and Restated Section 382 Rights Agreement

The Section titled “Proposal 2 Approval of the Amended and Restated Section 382 Rights Agreement” beginning on page 23 of the Definitive Proxy Statement is hereby amended to add the following as new paragraphs after the first paragraph thereof:

The Original Rights Agreement had a Final Expiration Date of July 6, 2023. Determining that it is in the Company’s and shareholder’s best interests to extend the Original Rights Agreement, the Company endeavored in 2023 to amend the Original Rights Agreement’s Final Expiration Date. To do so, the Company solicited proxies in its 2023 Proxy Statement from stockholders to approve an extension of the Final Expiration Date of the Original Rights Agreement, and the stockholders overwhelmingly supported the intended extension with over 90% of the votes cast on the matter in favor of the resolution. However, due to a clerical error, the proposed amendment to the Original Rights Agreement in the 2023 Proxy Statement did not extend the Final Expiration Date of the Original Rights Agreement. Instead, it kept in place the Original Rights Agreement’s Final Expiration Date of July 6, 2023. Because of that clerical error, the 2023 stockholder vote did not approve an extension of the Final Expiration Date, and, on July 6, 2023, the Original Rights Agreement expired.

The Company became aware of the July 6, 2023 expiration of the Original Rights Agreement after the joint filing of a Schedule 13D (the “Schedule 13D”) by each of Robert E. Robotti, Robotti & Company, Incorporated, Robotti & Company Advisors, LLC, Robotti Securities, LLC, Suzanne Robotti, Ravenswood Management Company, LLC, The Ravenswood Investment Company L.P., and Ravenswood Investments III, L.P. (collectively, “Ravenswood”) on August 7, 2023. The Schedule 13D reported an aggregate beneficial ownership of 5.8% of the Company’s common stock, an increase from the approximately 3.7% reported in its Form 13F for the quarter ended June 30, 2023. Promptly after learning about the Schedule 13D and the expired Original Rights Agreement, the Company had discussions with Mr. Robotti and other representatives of Ravenswood regarding Ravenswood’s increased ownership and any intentions with respect to its reported investment. Mr. Robotti confirmed to the Company that he continues to be a strong supporter of the Company and its management team and did not file the Schedule 13D with the intent to seek any change in control or change in management of the Company, or other activist purpose. After those discussions, the Board of Directors approved, on August 16, 2023, the Amended Rights Agreement. On August 22, 2023, the Company and the Rights Agent entered into the Amended Rights Agreement. The terms of the Amended Rights Agreement provide that Ravenswood is a Grandfathered Stockholder (and, as a result, excluded from the definition of Acquiring Person) with respect to its 5.8% beneficial ownership existing as of August 22, 2023. The Amended Rights Agreement also extends the deadline of the Original Rights Agreement from July 6, 2023 to August 22, 2026. Entry into the Amended Rights Agreement was for the purpose of protecting the tax attributes of the Company and was not in response to any effort to acquire control of the Company by Ravenswood or any other person.

The first paragraph of the subsection titled “Background” appearing on page 23 of the Definitive Proxy Statement is hereby amended to add the following at the end thereof:

As disclosed above, on August 7, 2023, Ravenswood filed the Schedule 13D disclosing aggregate beneficial ownership of 5.8% of the Company’s common stock. This reported ownership did not result in an “ownership change” of the Company under Section 382. However, due in part to certain previously disclosed transactions involving one or more stockholders affiliated with Eldridge Industries, L.L.C. that had occurred over the course of the last three years, including the 2021 securities exchange transaction, the 2022 secondary offerings of our common stock, and certain distribution in kind transactions with respect to our common stock that occurred in 2023, the Company is at significant risk of experiencing an “ownership change” within the meaning of Section 382. Such an “ownership change” could substantially impair the Company’s ability to benefit from its NOLs and its other Tax Attributes. Under Section 382, if “5-percent shareholders,” as such term is defined under Section 382 (“5% Shareholders”), increase their ownership within the applicable 36-month period under Section 382, the Company’s NOLs and its other Tax Attributes may become substantially impaired. Accordingly, our Board approved and adopted the Amended Rights Agreement on August 16, 2023 in an effort to preserve the Company’s NOLs and other Tax Attributes by seeking to discourage the occurrence of an “ownership change” under Section 382. The Amended Rights Agreement provides that the Rights (as defined in the Amended Rights Agreement) will no longer be exercisable if the Company’s stockholders do not approve the Amended Rights Agreement at the Annual Meeting. The Amended Rights Agreement is nearly identical to the Original Rights Agreement except that (i) it provides that Ravenswood is a Grandfathered Stockholder (and, as a result, excluded from the definition of Acquiring Person with respect to its 5.8% beneficial ownership existing as of August 22, 2023) and (ii) it extends the Final Expiration Date of the Original Rights Agreement from July 6, 2023 to August 22, 2026.

A new subsection titled “Amended Rights Agreement Litigation” is inserted after the end of the subsection titled “Background” appearing on page 23 of the Definitive Proxy Statement to read as follows:

Amended Rights Agreement Litigation

As noted above, on April 3, 2024, a stockholder plaintiff, on behalf of all public stockholders, filed a putative class action complaint in the Court of Chancery of the State of Delaware, captioned Witmer v. Golsen, et al., C.A. No. 2024-0351, against us and our Board of Directors. That litigation concerns, among other things, the sufficiency of the disclosures contained in the Proxy Statement related to the proposal for stockholders to approve and adopt the Amended Rights Agreement. The putative plaintiff class seeks to enjoin the use of any proxies to approve and adopt the Amended Rights Agreement, to permanently enjoin the Amended Rights Agreement, and to collect certain fees and expenses. The litigation is bifurcated such that the court is scheduled to first hold a preliminary injunction hearing, currently set for May 9, 2024, regarding the Proxy Statement disclosure. Thereafter, a trial on the merits is expected to be scheduled for the fall of 2024.

The plaintiff alleges that Section 382 focuses only on economic ownership (or the right to dividends and proceeds from the sale of stock) in evaluating whether an “ownership change” has occurred under Section 382. The plaintiff also alleges that the definition of Beneficial Ownership in the Amended Rights Agreement captures not only such “economic ownership” but also shares that may be “economically owned” by others but with whom such stockholder has entered into an agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any securities of the Company or cooperating in obtaining, changing, or influencing control of the Company. In addition, the plaintiff alleges that the definition of Beneficial Ownership is overbroad purportedly because it operates to aggregate ownership by stockholders who have entered into agreements, arrangements or understandings with respect to the Company’s common stock as well as with such stockholders, Affiliates or Associates (as such terms are defined in Section 12b-2 under the Securities Exchange Act of 1934, as amended) who have entered into similar agreements, arrangements or understandings with one of such stockholders regarding the Company’s common stock. As a result, the plaintiff alleges that the scope of the Amended Rights Agreement goes beyond what is necessary to enable the Company to preserve the value of its NOLs and other Tax Attributes. The Company disagrees with plaintiff’s allegations about the definition of Beneficial Ownership contained in the Amended Rights Agreement and the application of Section 382 thereto. The Company believes that the terms of the Amended Rights Agreement, including the definition of Beneficial Ownership contained therein, is a proportionate response to the threat of the occurrence of an “ownership change” under Section 382 and the resulting risk of substantial impairment to its ability to benefit from its NOLs and its other Tax Attributes.

The definition of Beneficial Ownership is based on the Company’s determination, following advice of its tax counsel, of what kind of ownership (and by whom) is relevant to determining whether increases in ownership by 5% Shareholders pose the risk of the Company undergoing an “ownership change” under Section 382. Indeed, certain agreements, arrangements and understandings can result in a group of stockholders being aggregated and treated as an “entity” for purposes of Section 382 that can constitute a 5% Shareholder (with the resulting consequence that transactions undertaken by any one or more of the members of such group of stockholders can cause an increase in ownership by a 5% Shareholder even if no member of the group on a disaggregated basis owns 5% or more of the Company’s stock). Given that reality, the ability of the Company to track such aggregated groups and their collective ownership is critically important in determining whether the Company is at the risk of undergoing an “ownership change.” Regulations under Section 382 provide that the Company may rely on the existence and absence of Schedules 13D and 13G as of any date to identify all of the Company’s stockholders who have a direct ownership interest of 5% or more on such date (subject to the Company having actual knowledge of sufficient weight and probity of stock ownership that differs from the stock ownership presumed by the existence or absence of such Schedule 13D and Schedule 13G filings). As a result, the definition of beneficial ownership under Rule 13d-3, which looks to both voting and investment power (and therefore, captures the agreements, arrangements and understandings referred to by the plaintiff’s allegations), is relevant to the Section 382 analysis.

In an effort to clarify this point, the Company has voluntarily made technical revisions to the definition of Beneficial Ownership contained in the Amended Rights Agreement and reflected in the First Amendment to the Amended Rights Agreement dated May 2, 2024 attached hereto as Exhibit A. Those revisions make clearer that, while the definition is intended to allow the Company to analyze all transactions that could result in an “ownership change” under Section 382, the definition of Beneficial Ownership is limited to circumstances where the effect of any such agreements, arrangements or understandings is to treat such persons as an “entity” under Section 382.

The definition of “Beneficial Ownership” in the subsection titled “Distribution Date; Exercisability; Expiration” appearing in page 25 of the Definitive Proxy Statement is hereby amended and restated to read as follows (with the newly amended language previously referred to above under “Amended Rights Agreement Litigation” identified in bold herein for convenience only):

“Beneficial Ownership” is defined in the Amended Rights Agreement to include any securities (i) which a Person or any of such Person’s Affiliates or Associates (a) actually owns (directly or indirectly) or would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations (as such terms are defined in the Amended Rights Agreement) promulgated thereunder, including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent ownership of such securities would be attributed to such Persons under Section 382 of the Code and the Treasury Regulations promulgated thereunder), (b) beneficially owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Exchange Act, as in effect on the date of this Agreement, but only to the extent that ownership of such securities would be attributed to such Persons (or to any “entity” that is a group of one or more such Persons) under Section 382 of the Code and the Treasury Regulations promulgated thereunder, including by application of Section 1.382-2T(k)(1)(i) of the Treasury Regulations or similar presumption, or (c) has the right or ability to vote, or the right to acquire, pursuant to any agreement, arrangement or understanding (except under limited circumstances), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations, (ii) which are directly or indirectly Beneficially Owned by any other Person with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting (except for voting pursuant to a revocable proxy or consent as described in clause (i)(c)) such securities, or obtaining, changing or influencing control of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations or (iii) which are the subject of, or reference securities for, or that underlie, certain derivative positions of any Person or any of such Person’s Affiliates or Associates, in each case only to the extent that ownership of such securities would be attributable to such Persons (or to any “entity” that is a group of one or more such Persons) under Section 382 of the Code and the Treasury Regulations promulgated thereunder; provided, that a Person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, (x) securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act until such tendered securities are accepted for purchase or exchange or (y) any shares of the Company’s Preferred Stock or Class C Preferred Stock (other than the Preferred Shares).

Exhibit A

FIRST AMENDMENT TO AMENDED AND RESTATED SECTION 382 RIGHTS AGREEMENT

This First Amendment to Amended and Restated Section 382 Rights Agreement (this “First Amendment”) is made as of May 2, 2024, by and between LSB INDUSTRIES, INC. (the “Company”) and COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent (the “Rights Agent”), amending that certain Amended and Restated Section 382 Rights Agreement, by and between the Company and the Rights Agent, dated August 22, 2023 (the “Rights Agreement”). Except as set forth herein, any defined terms contained herein have the respective meaning(s) set forth in the Rights Agreement.

WHEREAS, the Company and certain of its Subsidiaries have generated certain Tax Attributes for United States federal income tax purposes and the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Code, including for purposes of Section 383 of the Code, and to preserve the Company’s ability to utilize such Tax Attributes; and

WHEREAS, the Company and the Rights Agent desire, pursuant to and in accordance with Section 27 of the Rights Agreement, to amend the Rights Agreement to make certain technical amendments to the definition of “Beneficial Ownership” under the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and the Rights Agent agree as follows:

1. Section 1.3 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“1.3. A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own,” or have “Beneficial Ownership” of, any securities:

1.3.1.

which such Person actually owns (directly or indirectly) or would be deemed to actually or constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent that ownership of such securities would be attributed to such Persons under Section 382 of the Code and the Treasury Regulations promulgated thereunder));

1.3.2.

which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Exchange Act, as in effect on the date of this Agreement, but only to the extent that ownership of such securities would be attributed to such Persons (or to any “entity” that is a group of one or more such Persons) under Section 382 of the Code and the Treasury Regulations promulgated thereunder, including by application of Section 1.382-2T(k)(1)(i) of the Treasury Regulations or similar presumption;

1.3.3.

which such Person or any of such Person’s Affiliates or Associates has (i) the right or ability to vote, cause to be voted or control or direct the voting of pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (B) is not also then reportable on a statement on Schedule 13D under the Exchange Act (or any comparable or successor report) or (ii) the right or the obligation to become the Beneficial Owner (whether such right is exercisable or such obligation is required to be performed immediately or only after the passage of time, the occurrence of conditions, the satisfaction of regulatory requirements or otherwise) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock-borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, in each case under clauses (i) and (ii) above only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, that a Person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, (x) securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act until such tendered securities are accepted for purchase or exchange or (y) any shares of the Company’s Preferred Stock or Class C Preferred Stock (other than the Preferred Shares);

1.3.4.

which are Beneficially Owned (within the meaning of the preceding subsections of this Section 1.3), directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except for voting pursuant to a revocable proxy or consent as described in Section 1.3.3) or disposing of any securities of the Company or cooperating in obtaining, changing, or influencing control of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or

1.3.5.

which are the subject of, or the reference securities for, or that underlie, any Derivative Position of such Person or any of such Person’s Affiliates or Associates, in each case only to the extent that ownership of such securities would be attributable to such Persons (or to any “entity” that is a group of one or more such Persons) under Section 382 of the Code and the Treasury Regulations promulgated thereunder, with the number of Common Shares deemed Beneficially Owned in respect of a Derivative Position being the notional or other number of Common Shares in respect of such Derivative Position (without regard to any short or similar position) that is specified in (i) one or more filings with the Securities and Exchange Commission by such Person or any of such Person’s Affiliates or Associates or (ii) the documentation evidencing such Derivative Position as the basis upon which the value or settlement amount of such Derivative Position, or the opportunity of the holder of such Derivative Position to profit or share in any profit, is to be calculated in whole or in part (whichever of (i) or (ii) is greater), or if no such number of Common Shares is specified in such filings or documentation (or such documentation is not available to the Board of Directors), as determined by the Board of Directors in its reasonable discretion.

Notwithstanding anything in this definition of Beneficial Owner to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, means the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.”

2.	Except as modified herein, all other terms and conditions set forth in the Rights Agreement are hereby ratified and confirmed and remain in full force and effect in all respects.

3.

This First Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within the State of Delaware; provided, that all provisions regarding the rights, duties, liabilities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

2

4.

This First Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this First Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

[Signature page follows]

3

IN WITNESS WHEREOF, the Company and the Rights Agent have entered into this First Amendment as of the date first written above.

COMPUTERSHARE TRUST COMPANY, N.A.	LSB INDUSTRIES, INC.

/s/ Kathy Heagerty	/s/ Cheryl A. Maguire
Name: Kathy Heagerty	Name: Cheryl A. Maguire
Title: Manager, Client Management	Title: EVP & Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Section 382 Rights Agreement]